Exhibit 99.2

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [month] xx, 20xx ([month] xx for 401(k) shares).
Vote by Internet
• Go to www.envisionreports.com/antm
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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To vote as the Board of Directors recommends on all items listed below, sign, date and return this proxy card.

A	Proposals — The Board of Directors Recommends that you vote FOR proposals 1 and 2.

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		For	Against	Abstain
1.	To approve the issuance of Anthem, Inc. common stock, par value $0.01 per share (“Anthem common stock”), to Cigna Corporation shareholders in the merger between Anthem Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Anthem, Inc., and Cigna Corporation pursuant to the Agreement and Plan of Merger, dated as of July 23, 2015, among Anthem, Anthem Merger Sub Corp. and Cigna Corporation, as it may be amended from time to time (the “merger agreement”).	☐	☐	☐

2.	To approve the adjournment of the Anthem Special Meeting if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the issuance of Anthem common stock pursuant to the merger agreement.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right	☐
if you plan to attend the
Special Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Special Meeting of Shareholders

[Location]

[Day of Week], [Month] xx 20xx

Registration and Seating Available at xx:xx   .m. Eastern Time

Meeting Begins Promptly at xx:xx   .m. Eastern Time

Please plan to arrive early as there will be no admission after the meeting begins.

To attend the special meeting, please present this admission ticket and photo identification at the registration desk upon arrival.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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PROXY VOTING INSTRUCTIONS FOR SPECIAL MEETING OF SHAREHOLDERS

[Day of Week], [Month] xx, 20xx

This PROXY is solicited by the Board of Directors for use at the Special Meeting of Shareholders on [month] xx, 20xx. Your shares of stock will be voted as you specify. If you sign and date your proxy card, but do not provide instructions, your shares of stock will be voted FOR Proposals 1 and 2.

By signing this PROXY, you revoke all prior proxies and appoint Wayne S. DeVeydt and Kathleen S. Kiefer or either of them, as proxies, with the power to appoint substitutes, to vote your shares of stock of Anthem, Inc. that you would be entitled to cast if personally present at the Special Meeting of Shareholders, and all adjournments or postponements of the meeting.

If you participate in the Anthem 401(k) Retirement Savings Plan and you are invested in the Company Common Stock fund in your account, you may give voting instructions to Vanguard Fiduciary Trust Company, the plan Trustee, as to the number of shares of common stock equivalent to the interest in the Company Common Stock fund credited to your account as of the most recent valuation date coincident with or preceding the record date. The Trustee will vote your shares in accordance with your instructions received by 11:59 p.m., Eastern Time, [month] xx, 20xx. You may also revoke previously given voting instructions by 11:59 p.m., Eastern Time, [month] xx, 20xx, by filing with the Trustee either written notice of revocation or a properly completed and signed proxy card bearing a later date. Your voting instructions will be kept confidential by the Trustee. If you do not send voting instructions, the Trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

Your voice is important. You are strongly encouraged to vote your proxy through the Internet or by telephone in accordance with the instructions on the reverse side. However, if you wish to vote by mail, just complete the reverse side of this card, sign, and date below and return in the enclosed envelope. If you wish to vote in accordance with the Board of Directors’ recommendations, you need not mark the voting boxes, only return a signed card. If you do not sign and return a proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot, shares that you own directly cannot be voted.

Electronic distribution of proxy materials saves time, postage and printing costs, and is environmentally friendly. For electronic distribution of proxy materials in the future, log on to www.envisionreports.com/antm.

Please mark your vote on the reverse side and date and sign below.